EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

                        INDEPENDENT ACCOUNTANTS CONSENT


The Board of Directors
Coastal Financial Corporation and Subsidiaries

We consent to  incorporation  by reference  in the  registration  statements No.
333-1274 and 333-01274 on Form S-8 of Coastal Financial Corporation and Subsidiaries (the "Company") of our report dated October 17, 1997 relating to the consolidated statements of financial condition of the Company as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, which report appears in the September 30, 1997, annual report on Form 10-K of the Company.


                                                        /s/KPMG Peat Marwick LLP
                                                        ------------------------
                                                           KPMG Peat Marwick LLP


Greenville, South Carolina
December 26, 1997